SCHEDULE 14A


                                 (RULE 14A-101)


                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.1)



Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                           Commission only (as permitted
                                           by Rule 14a-6(e)(2)).

[ ] Definitive proxy statement.

[x] Definitive additional materials.

[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                         Allstate Financial Corporation
    ------------------------------------------------------------------------
              (Name of the Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1. Title of each class of securities to which transaction applies:

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2. Aggregate number of securities to which transaction applies:

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3. Per unit price or other underlying value of transaction  computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
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previously.  Identify the previous filing by registration  statement  number, or
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4.  Date Filed:
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

ALLSTATE FINANCIAL CORPORATION                                     NEWS
2700 S. Quincy Street, Suite 540, Arlington, VA 22206           RELEASE



FOR IMMEDIATE RELEASE

                                              Contact: Craig Fishman
                                                       President and
                                                       Chief Executive Officer
                                                       (703) 931-2274


                         ALLSTATE FINANCIAL CORPORATION
                  ANNOUNCES RULING IN PROXY CONTEST LITIGATION


     Arlington, Virginia - May 8, 1998 - Allstate Financial Corporation (NASDAQ:
ASFN) announced today that the United States District Court for the Eastern District of Virginia denied the Company's motion for partial summary judgment in its suit against Value Partners, Ltd. The Company had sued Value Partners alleging, among other things, that 318,050 shares of Allstate common stock acquired in late 1995 and early 1996 were not entitled to be voted under the Virginia Control Share Acquisition statute at the Company's upcoming annual meeting of shareholders to be held on May 12, 1998. The court granted Value Partners' motion for partial summary judgment and held that the Virginia Control Share Acquisition statute does not apply to Allstate.


     Craig Fishman,  President and Chief Executive  Officer of Allstate  stated:
"We are very disappointed in the Court's ruling. The annual meeting will proceed as scheduled and all shareholders will have the opportunity to choose between the slate proposed by our Board of Directors and that proposed by Value Partners."


     Allstate Financial Corporation provides funding to small- and medium-sized companies by purchasing and monitoring portions of their accounts receivable and by making asset-based loans secured by accounts receivable, inventory, equipment and other assets. Allstate Factors, a division of Allstate Financial Corporation, is engaged in traditional non-recourse factoring of accounts receivable.


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